UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2008 (April 30, 2008)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Drive, Suite 200

Tampa, Florida 33610

(Address of principal executive

offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2008, Quality Distribution, Inc. (the “Company”) entered into an Agreement and Release (the “Separation Agreement”) with Virgil Leslie, effective as of April 24, 2008, in connection with the cessation of his employment with the Company as Executive Vice President, Sales. Pursuant to the Separation Agreement, he is entitled to receive, among other things, severance pay at his current base salary and continuing coverage under the Company’s health plan for 64 weeks. Mr. Leslie will also retain the right to exercise all vested options until April 14, 2009.

Under the Separation Agreement, Mr. Leslie granted the Company a general release of all claims related to his employment. The Separation Agreement also includes certain restrictions on the disclosure of confidential information by Mr. Leslie, and prohibits Mr. Leslie from competing with the Company or from soliciting its customers or employees for a period of 24 months following the cessation of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: May 6, 2008	By:	/s/ Timothy B. Page
	Name:	Timothy B. Page
	Title:	Chief Financial Officer